SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2003

Riverview Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Washington State or other jurisdiction of incorporation	0-22957 Commission File Number	91-1838969 (I.R.S. Employer Identification No.)

900 Washington Street, Suite 900, Vancouver, Washington (Address of principal executive offices)	98660 (Zip Code)

Registrant's telephone number (including area code) (360) 693-6650

Not Applicable
(Former name or former address, if changed since last report)

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Item 5. Other Events

        Effective July 18, 2003, Riverview Bancorp, Inc. ("Riverview") and its wholly-owned subsidiary, Riverview Community Bank ("Savings Bank") consummated the previously announced acquisition of Today's Bancorp, Inc. ("Today's Bancorp") and its wholly-owned subsidiary, Today's Bank pursuant to the Agreement and Plan of Merger, dated as of February 5, 2003, by and between Riverview and Today's Bancorp (the "Merger Agreement"). The merger was completed through the merger of Today's Bancorp with and into Riverview with Riverview being the surviving corporation in the merger. Pursuant to the terms of the Merger Agreement, Today's Bancorp shareholders who elected to receive Riverview stock received 430,733 shares of Riverview common stock and Today's Bancorp shareholders who elected to receive cash received $13.6361 in cash for each share of Today's Bancorp common stock. Today's Bancorp shareholders who did not submit properly completed election forms within the required timeframe received $13.6361 in cash for each share of Today's Bancorp stock. Riverview issued a total of approximately 430,733 shares and paid a total of approximately $9.5 million to the former Today's Bancorp shareholders. Riverview issued the stock consideration out of its authorized but unissued shares and received dividends from Riverview Community Bank to pay the cash consideration.

        Additional information concerning the acquisition is contained in the press release issued by the Corporation on July 18, 2003, attached hereto as Exhibit 99 and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

            Exhibit

(a)	The required financial statements will be filed by amendment to this report no later than September 15, 2003.

(b)	The required pro forma financial information will be filed by amendment to this report no later than September 15, 2003.

(c)	Exhibits: The following exhibits are filed as part of this report:

Exhibit No. Description

2

Agreement and Plan of Merger dated February 5, 2003 by and among Riverview Bancorp, Inc., Riverview Community Bank, Today's Bancorp, Inc. and Today's Bank. (Incorporated by reference to Riverview Bancorp, Inc.'s Current Report on Form 8-K filed on February 6, 2003.)

99	Press Release dated July 18, 2003.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                                RIVERVIEW BANCORP, INC.

DATE: July 28, 2003                                 By: /s/ Patrick Sheaffer
                                                                      Patrick Sheaffer
                                                                      Chairman and Chief Executive Officer

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Exhibit 99

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PRESS RELEASE

Riverview Bancorp, Inc. Completes Acquisition of Today's Bancorp, Inc.
Friday July 18, 6:55 pm ET

VANCOUVER, Wash.--(BUSINESS WIRE)--July 18, 2003--Riverview Bancorp, Inc. (Nasdaq:RVSB News), parent company of Riverview Community Bank, Vancouver, Washington, announced today that it has completed its acquisition of Today's Bancorp, Inc., parent of Today's Bank, Vancouver, Washington. As a result of the acquisition, Today's Bancorp has been merged with and into Riverview Bancorp and Today's Bank has been merged with and into Riverview Community Bank, a wholly owned subsidiary of Riverview Bancorp.

"The hard work of the past six months will now pay off," said Pat Sheaffer, Chief Executive Officer for Riverview. "We thank the Today's Bank team and welcome our new customers, employees and shareholders to the Riverview family. Starting Monday morning July 21, Today's Bank offices will have been transformed to Riverview offices. Welcome to the bank from here, since 1923."

Riverview Bancorp, Inc. (www.riverviewbank.com) is headquartered in Vancouver, Washington - just north of Portland, Oregon on the I-5 corridor. It is the parent company of Riverview Community Bank, Riverview Asset Management Corp. and Riverview Mortgage, a division of the bank. Including the offices acquired from Today's Bancorp, there are 13 Southwest Washington full service branch locations, including eight in Clark County. The bank also operates a Lending Center on Mill Plain Blvd. in Vancouver. Riverview offers true community banking, focusing on providing the highest quality service and financial products to commercial and retail customers.

Statements concerning future performance, developments or events, concerning expectations for growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements, which are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated objectives. These factors include but are not limited to: RVSB's ability to integrate the Today's Bancorp acquisition and efficiently manage expenses. Additional factors that could cause actual results to differ materially are disclosed in Riverview Bancorp's recent filings with the SEC, including but not limited to Annual Reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contact:
    Riverview Bancorp, Inc.
    Pat Sheaffer, Chairman/C.E.O., 360/693-6650
    Ron Wysaske, E.V.P./C.F.O., 360/693-6650

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